As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alphabet Inc.

(Exact name of Registrant as specified in its charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alphabet Inc. Amended and Restated 2012 Stock Plan

(Full title of the plan)

Larry Page

Chief Executive Officer

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	David C. Drummond, Esq. Kent Walker, Esq. Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class C capital stock, par value $0.001 per share, to be issued under the Alphabet Inc. Amended and Restated 2012 Stock Plan	3,000,000	$1,131.75	$3,395,250,000.00	$411,504.30
Total	3,000,000	$1,131.75	$3,395,250,000.00	$411,504.30

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Class C capital stock as may become available for issuance pursuant to the Alphabet Inc. Amended and Restated 2012 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Class C capital stock.

(2)	Estimated solely for the purposes of computing the amount of the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Class C capital stock on July 22, 2019, as reported by NASDAQ, which was $1,131.75.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Alphabet Inc., a Delaware corporation (the “Registrant”), to register an additional 3,000,000 shares of its Class C capital stock, par value $0.001 per share, issuable to eligible employees, consultants, contractors and directors of the Registrant and its affiliates under the Registrant’s Amended and Restated 2012 Stock Plan (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-226309) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2018 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8. Exhibits.

Exhibit Number	Description

3.01	Amended and Restated Certificate of Incorporation of Alphabet Inc., dated October 2, 2015 (incorporated by reference to Exhibit 3.1 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015)‡

3.02	Amended and Restated Bylaws of Alphabet Inc. (incorporated by reference to Exhibit 3.2 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015)‡

4.01	Alphabet Inc. Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 10.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37580), as filed with the SEC on June 21, 2019)‡

4.01.1	Alphabet Inc. 2012 Stock Plan – Form of Alphabet Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.02 filed with Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (File No. 001-37580), as filed with the SEC on November 3, 2016)‡

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.01)*

24.01	Power of Attorney (included as part of the signature page of the Registration Statement)*

* Filed herewith

‡ Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 25, 2019.

ALPHABET INC.

By:	/s/ Larry Page

Larry Page
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry Page, Ruth M. Porat, and David C. Drummond, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ LARRY PAGE Larry Page	Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2019

/S/ RUTH M. PORAT Ruth M. Porat	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 25, 2019

/S/ AMIE THUENER O’TOOLE Amie Thuener O’Toole	Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 25, 2019

/S/ SERGEY BRIN Sergey Brin	President and Director	July 25, 2019

/S/ L. JOHN DOERR L. John Doerr	Director	July 25, 2019

/S/ ROGER W. FERGUSON, JR. Roger W. Ferguson, Jr.	Director	July 25, 2019

/S/ JOHN L. HENNESSY John L. Hennessy	Chairman of the Board and Director	July 25, 2019

/S/ ANN MATHER Ann Mather	Director	July 25, 2019

/S/ ALAN R. MULALLY Alan R. Mulally	Director	July 25, 2019

/S/ SUNDAR PICHAI Sundar Pichai	Director	July 25, 2019

/S/ K. RAM SHRIRAM K. Ram Shriram	Director	July 25, 2019

/S/ ROBIN L. WASHINGTON Robin L. Washington	Director	July 25, 2019